PRESS RELEASE

Investors/Media: The Ruth Group Nick Laudico/Jason Rando (646) 536-7030/7025 nlaudico@theruthgroup.com jrando@theruthgroup.com	Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218

Symmetry Medical to Report Second Quarter 2009 Financial Results on August 6, 2009

Warsaw, Indiana, July 21, 2009 – Symmetry Medical Inc. (NYSE: SMA), a leading independent provider of products to the global orthopaedic device industry and other medical markets, announced today that it will release second quarter 2009 financial results for the period ending July 4, 2009 before the market opens on Thursday, August 6, 2009. Symmetry Medical will host an accompanying conference call at 8:00 a.m. ET on Thursday, August 6, 2009.

A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.symmetrymedical.com. The dial-in numbers are (800) 561-2693 for domestic callers and (617) 614-3523 for international. The reservation number for both is 75125435. After the live webcast, the call will remain available on Symmetry Medical’s web site through October 6, 2009. In addition, a telephonic replay of the call will be available until August 13, 2009. The replay numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 44821864.

About Symmetry Medical Inc.
Symmetry Medical Inc. is a leading independent provider of implants and related instruments and cases to the orthopaedic device industry. The Company also designs, develops and produces these products for companies in other segments of the medical device market, including arthroscopy, dental, laparoscopy, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.

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